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                                                                    Exhibit 99.3


                             FOR IMMEDIATE RELEASE

               MagnaVision Merger Postponed to First Quarter 2001

FANWOOD, NJ - December 20, 2000 - MagnaVision Corporation (NASDAQ OTC Bulletin
Board: MAGV), based in Fanwood, NJ, announced that the merger with Blue Acquisition Corp. will not close in the fourth quarter of 2000 as previously announced. MagnaVision expects the merger to be consummated in the first quarter of 2001.

This release contains certain statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company. Such factors include among others, general economic and business conditions, which will, among other things, impact demand for the Company's services, changes in public taste, trends and demographic changes, which may impact the Company's ability to generate revenue; political, social and economic conditions and laws, rules and regulations, which may affect the Company's results of operations; timely completion of development plans; the indebtedness of the Company; quality of management; availability of qualified personnel; changes in, or failure to comply with, government regulations; and other factors.

Contact:        Robert Hoffman
                Jeffrey Haertlein
                MagnaVision Corporation
                141 South Avenue, Suite 4
                Fanwood, NJ 07023
                Phone: 908-490-9910